Village Farms Reports Q2 2026 Results Driven by

Record Cannabis Revenues and Year-to-Date Harvest Yields

•
Consolidated Net Sales Increased 27% Sequentially and 7% Year-over-Year to $64 Million
•
Net Income of $7.1 Million or $0.06 Per Share; Operating Cash Flow of $8.9 Million
•
Company Achieves Record Harvest Yields in Delta Facilities in 1H’26 with Improved Cost of Production
•
Record Export Sales of $20.9 Million Grew 74% YoY and 43% Sequentially
•
Record Q2 Cannabis Segment Adjusted EBITDA from Continuing Ops of $15.3 Million or 29% of Sales
•
Netherlands and Canadian Expansion CapEx Nearly Complete; Closes Q2 with $73 Million in Cash

VANCOUVER, British Columbia, August 10, 2026 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) today reported financial results for its second quarter ended June 30, 2026. All figures are in U.S. dollars unless otherwise indicated.

Management Commentary

President and Chief Executive Officer Michael DeGiglio commented, “Our second quarter results continue to demonstrate the strength of our expanding global cannabis platform, driven by record cannabis revenues of $53.5 million as we continued to grow in target markets and product categories around the world. We delivered our fifth consecutive quarter of positive net income and EPS since we privatized our legacy produce business last year, and important to note that when excluding the one-time $4.3 million vendor settlement received in the second quarter of last year, consolidated adjusted EBITDA increased meaningfully year-over-year to $15.4 million with record Q2 cannabis performance.”

“We’re having a record year of production in our Delta, British Columbia facilities even without including the first harvest we completed in our Delta 2 greenhouse expansion, and record yields combined with greater operating efficiencies have resulted in a lower cost of production. Favorable sales mix also helped drive nine percentage points of cannabis gross margin expansion which translated to strong operating leverage with adjusted EBITDA and net income both meaningfully outpacing total sales growth.”

“We’re continuing to gain traction with our efforts to grow market share in convenience product categories in Canada, where for the first time our brands achieved top 10 market share in all major categories with continued growth in vapes and infused pre-rolls. It was also another record quarter of international export sales, which grew 74% year-over-year and 43% sequentially as we continue to benefit from our competitive advantage with the world’s largest EU-GMP certified cannabis facility. We have a growing share of Europe’s total addressable cannabis market with leading share and distribution in Germany, and we continue to expect that we’ll enter multiple new European jurisdictions later this year.”

“We’re entering the second half of the year in a position of strength, and we’re positioned for continued profitable growth regardless of our entry point and timing into the U.S. market with a global cannabis enterprise that is now approaching 50% of revenues from growing international markets. Our Netherlands operations are expected to ramp to full production capacity by the end of Q1 next year, and our Delta 2 expansion in Canada remains on track to reach its full 40 tonne production run rate by mid-2027, both of which provide us with a clear path for continued long-term organic growth.”

“We closed the second quarter with $73 million in cash, and we continue to expect that we’ll grow our cash balance from positive operating cash flow through the remainder of the year. We’re continuing to evaluate additional organic and acquisitive growth investments around the world, but remain prudent and patient with respect to valuation with a focus on profitability and long-term value creation for our shareholders.”

Second Quarter 2026 Financial Highlights

(All comparable periods are for the second quarter of 2025 unless otherwise stated)

Cannabis Operations

•
Net sales increased 5% to $53.5 million, from $50.8 million in the prior year period;
•
Gross margin increased to 51% from 42% in the prior year period;
•
Net income improved to $8.6 million from $7.1 million, an increase of 21% year-over-year;
•
Adjusted EBITDA from continuing operations increased 16% to $15.3 million or 28.5% of sales, compared to $13.1 million or 25.8% of sales in the prior year period; and
•
Cash flow from operations was $8.9 million.

Strategic Growth and Operational Highlights

•
Maintained the Company’s top five overall market share position in the Canadian market and expanded its market share in vapes and infused pre-rolls, now positioning the Company’s brand portfolio among the top 10 nationally in all major product categories1.
•
Achieved record production from the Company’s Delta, British Columbia facilities during 1H’26. Increased yields and greater operating efficiencies led to lower production costs during Q2, and favorable sales mix helped drive nine percentage points of year-over-year cannabis segment gross margin expansion.
•
International export sales increased 74% year-over-year and 43% sequentially to a record high of $20.9 million. The Company believes it remains the largest exporter of medical cannabis to Europe with a leading market share position in Germany.
•
The Company commenced cultivation at its Phase II facility in Groningen, Netherlands during Q2. The Groningen facility will bring the Company’s maximum annualized production capacity in the Netherlands to approximately 10 metric tonnes and is expected to ramp to full production into early 2027.
•
During Q2 the Company harvested its first crop from the first half of its Delta 2 greenhouse expansion, and announced that it is accelerating technology upgrades quicker than previously anticipated due to increasing global demand. The Delta 2 expansion is expected to yield approximately 15 metric tonnes of dried, trimmed flower during the second half of 2026. The Delta 2 expansion is expected to ramp to its full production capacity of 40 metric tonnes by mid-2027, bringing total production capacity from the Delta campus to approximately 160 metric tonnes of dried, trimmed flower annually.

Corporate and Other

•
On May 27, 2026 the Company was awarded “Producer of the Year” at the 2026 Business of Cannabis Awards in London. The award recognizes excellence and innovation in cannabis cultivation practices, techniques, and product quality, and celebrates cultivators who have demonstrated exceptional skill, dedication, and expertise in producing high-quality cannabis while adhering to best practices in sustainability, compliance, and safety.
•
On June 5, 2026 the Company entered into securities purchase agreements for the purchase and sale of 7,500,000 common shares of the Company in a registered direct offering subscribed to by two U.S. institutional investors. The offering yielded gross proceeds of approximately $15 million before deducting placement agent fees and other expenses.

1.
Based on estimated retail sales from HiFyre, other third parties and provincial boards.

Conference Call

Village Farms’ management team will host a conference call to discuss its second quarter 2026 financial results today, Monday, August 10, 2026, at 8:30 a.m. ET. Participants can access the conference call via a webcast at Village Farms Second Quarter 2026 Conference Call Webcast or on the Company website at Village Farms - Events. Participants wanting to access the conference call by telephone must register in advance at Village Farms Second Quarter 2026 Conference Call Registration to receive telephone dial-in information.

The live question and answer session will be limited to analysts; however, others are invited to submit questions ahead of the conference call via email at investorrelations@villagefarms.com. Management will address questions received via email during the question-and-answer session as time permits.

About Village Farms International, Inc.

Village Farms is a global leader in cannabis, plant-based consumer packaged goods, and sustainable innovation. With a legacy built on decades of Controlled Environment Agriculture expertise and Dutch farming practices, today the Company is one of the world’s largest and most profitable cannabis operators with an asset portfolio that spans over 7 million square feet of advanced greenhouse and indoor cultivation assets.

In Canada, Village Farms operates the world’s largest EU-GMP certified cannabis facility at its production campus in Delta, British Columbia, and exports products to international medical markets. The Company is also a market share leader in dried flower formats and produces and distributes some of the country’s highest quality and best-selling strains, including its flagship Pure Sunfarms Pink Kush, one of the most widely consumed strains on the planet. Village Farms’ Canadian brand portfolio includes Pure Sunfarms, Fraser Valley Weed Co., Soar, Super Toast, Pure Laine, Tam Tams and Promenade.

In the Netherlands, the Company is one of only ten licensed operators in the country’s regulated cannabis program, and in the United States its CBDistillery brand is one of the country’s premier cannabinoid wellness platforms, and it also holds equity interests in cannabis businesses in Australia and Germany. Beyond cannabis, the Company holds an equity interest in Verdexa Holdings, a private venture pursuing strategic acquisitions to build a premier branded food platform, and its Clean Energy division transforms landfill gas into renewable natural gas and receives royalties on all revenues generated.

Contact Information

Sam Gibbons Senior Vice President, Corporate Affairs Phone: (407) 495-5067 Email: sgibbons@villagefarms.com

Cannabis Performance Summary

(thousands except % metrics)	Three Months Ended June 30,
	2026	2025
	USD $	USD $	Change
Total Net Sales	$53,523	$50,842	5%
Total Cost of Sales	$26,246	$29,502	-11%
Gross Profit	$27,277	$21,340	28%
Gross Margin %	51%	42%	21%
SG&A	$15,203	$11,606	31%
Net income	$8,603	$7,098	21%
Adjusted EBITDA from Continuing Operations (1)	$15,273	$13,123	16%
Adjusted EBITDA from Continuing Operations Margin (2)	29%	26%	12%
Cash flow from Operations	$8,996	$19,172	-53%

(millions except % metrics)	Six Months Ended June 30,
	2026	2025
	USD $	USD $	Change
Total Net Sales	$103,267	$90,069	15%
Total Cost of Sales	$54,682	$53,460	2%
Gross Profit	$48,585	$36,609	33%
Gross Margin %	47%	41%	15%
SG&A	$30,023	$23,342	29%
Net income	$13,383	$9,946	35%
Adjusted EBITDA from Continuing Operations (1)	$25,479	$20,012	27%
Adjusted EBITDA from Continuing Operations Margin (1)	25%	22%	14%
Cash flow from Operations	$(2,814)	$22,058	NM
(1)
Adjusted EBITDA from continuing operations is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA from continuing operations may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA from continuing operations is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA from continuing operations includes the Company’s 86.6% interest in Rose LifeScience. For a reconciliation of Adjusted EBITDA from continuing operations to net income (the most comparable measure under GAAP), see “Reconciliation of Adjusted EBITDA from Continuing Operations to Net Income (Loss)” below.
(2)
Adjusted EBITDA from Continuing Operations Margin is calculated as Adjusted EBITDA from continuing operations (which is a non-GAAP measure) divided by Total Net Sales. See footnote (1) above for more information regarding Adjusted EBITDA from continuing operations.

Composition of Sales by Channel

	Three Months Ended June 30,
Classification	2026	2025
Cannabis:
Canadian Branded (1)	$23,017	$24,962
Canadian Non-Branded	3,040	7,077
International Exports	20,897	11,980
U.S. Cannabis	3,224	3,841
Netherlands Branded	3,345	2,483
Other	—	499
Total Cannabis	53,523	50,842
Other
Produce	10,185	8,574
Clean Energy	269	483
Total Revenue	$63,977	$59,899
(1)
Canadian Branded revenues are shown net of excise tax on products. Excise tax on products was $14,909 and $14,812 for the three months ended June 30, 2026 and 2025, respectively.

	Six Months Ended June 30,
Classification	2026	2025
Cannabis:
Canadian Branded (1)	$46,865	$47,713
Canadian Non-Branded	8,417	13,367
International Exports	35,478	17,368
U.S. Cannabis	6,357	7,745
Netherlands Branded	6,008	2,969
Other	142	907
Total Cannabis	103,267	90,069
Other
Produce	10,293	8,601
Clean Energy	655	909
Total Revenue	$114,215	$99,579
(1)
Canadian Branded revenues are shown net of excise tax on products. Excise tax on products was $30,812 and $28,759 for the six months ended June 30, 2026 and 2025, respectively.

Presentation of Financial Results

The Company’s financial statements for the three and six months ended June 30, 2026, as well as the comparative period for 2025, have been prepared and presented under United States Generally Accepted Accounting Principles (“GAAP”).

RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Sales	$63,977	$59,899	$114,215	$99,579
Cost of sales	(34,004)	(37,557)	(63,256)	(63,057)
Gross profit	29,973	22,342	50,959	36,522
Selling, general and administrative expenses	(18,811)	(15,411)	(34,753)	(30,030)
Interest expense	(477)	(814)	(1,000)	(1,516)
Interest income	343	109	951	184
Foreign exchange (loss) gain	(597)	1,792	(1,145)	1,708
Other (loss) income	24	4,430	(159)	4,451
Income (loss) before taxes and equity method investment income	10,455	12,448	14,853	11,319
Provision for income taxes	(3,262)	(2,503)	(4,930)	(3,486)
Equity method investment income, net of tax	—	—	—	—
Income (loss) from continuing operations	7,193	9,945	9,923	7,833
(Loss) Income from discontinued operations, net of tax	—	16,294	—	11,291
Income (loss) including non-controlling interests	7,193	26,239	9,923	19,124
Less: net (income) loss attributable to non-controlling interests, net of tax	(48)	258	139	670
Net income (loss) attributable to Village Farms International, Inc. shareholders	$7,145	$26,497	$10,062	$19,794
Adjusted EBITDA from continuing operations (1)	$15,411	$17,111	$25,311	$20,560
Basic income (loss) per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.06	$0.09	$0.09	$0.08
Discontinued operations	-	0.15	-	0.10
Basic income (loss) per share attributable to Village Farms International, Inc. shareholders	$0.06	$0.24	$0.09	$0.18
Diluted income (loss) per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.06	$0.10	$0.08	$0.08
Discontinued operations	-	0.14	-	0.10
Diluted income (loss) per share attributable to Village Farms International, Inc. shareholders	$0.06	$0.24	$0.08	$0.18
(1)
Adjusted EBITDA from continuing operations is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA from continuing operations may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA from continuing operations is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA from continuing operations includes the Company’s 86.6% interest in Rose LifeScience. For a reconciliation of Adjusted EBITDA from continuing operations to net income (the most comparable measure under GAAP), see “Reconciliation of Adjusted EBITDA from Continuing Operations to Net Income (Loss)” below.

We caution that our results of operations for the three and six months ended June 30, 2026 and 2025 may not be indicative of our future performance.

SEGMENTED RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	For The Three Months Ended June 30, 2026
	Cannabis	Other	Corporate	Total
Sales	$53,523	$10,454	$—	$63,977
Cost of sales	(26,246)	(7,758)	—	(34,004)
Selling, general and administrative expenses	(15,203)	(712)	(2,896)	(18,811)
Other expense, net	(207)	(204)	(296)	(707)
Income (loss) before taxes and equity method investment income	11,867	1,780	(3,192)	10,455
Provision for income taxes	(3,216)	(46)	—	(3,262)
Equity method investment income, net of tax	—	—	—	—
Income (loss) including non-controlling interests	8,651	1,734	(3,192)	7,193
Less: net loss attributable to non-controlling interests, net of tax	(48)	—	—	(48)
Net income (loss)	$8,603	$1,734	$(3,192)	$7,145
Adjusted EBITDA from Continuing Operations(1)	$15,273	$2,776	$(2,638)	$15,411
Basic income (loss) per share	$0.08	$0.01	$(0.03)	$0.06
Diluted income (loss) per share	$0.08	$0.01	$(0.03)	$0.06

	For The Three Months Ended June 30, 2025
	Cannabis	Other	Corporate	Total
Sales	$50,842	$9,057	$—	$59,899
Cost of sales	(29,502)	(8,055)	—	(37,557)
Selling, general and administrative expenses	(11,606)	(843)	(2,962)	(15,411)
Other (expense) income, net	(507)	4,471	1,553	5,517
Income (loss) before taxes and equity method investment income	9,227	4,630	(1,409)	12,448
Provision for income taxes	(2,387)	(135)	19	(2,503)
Equity method investment income, net of tax	—	—	—	—
Income (loss) from continuing operations	6,840	4,495	(1,390)	9,945
Income from discontinued operations net of tax	—	16,294	—	16,294
Income (loss) including non-controlling interests	6,840	20,789	(1,390)	26,239
Less: net loss attributable to non-controlling interests, net of tax	258	—	—	258
Net income (loss)	$7,098	$20,789	$(1,390)	$26,497
Adjusted EBITDA from Continuing Operations(1)	$13,123	$6,833	$(2,845)	$17,111
Basic income (loss) per share from continuing operations	$0.06	$0.04	$(0.01)	$0.09
Basic income per share from discontinued operations	$-	$0.15	$-	$0.15
Basic income (loss) per share	$0.06	$0.19	$(0.01)	$0.24
Diluted income (loss) per share from continuing operations	$0.06	$0.05	$(0.01)	$0.10
Diluted income per share from discontinued operations	$-	$0.14	$-	$0.14
Diluted income (loss) per share	$0.06	$0.19	$(0.01)	$0.24

	For The Six Months Ended June 30, 2026
	Cannabis	Other	Corporate	Total
Sales	$103,267	$10,948	$—	$114,215
Cost of sales	(54,682)	(8,574)	—	(63,256)
Selling, general and administrative expenses	(30,023)	(1,224)	(3,506)	(34,753)
Other expense, net	(517)	(426)	(410)	(1,353)
Income (loss) before taxes and equity method investment income	18,045	724	(3,916)	14,853
Provision for income taxes	(4,801)	(129)	—	(4,930)
Equity method investment income, net of tax	—	—	—	—
Income (loss) from continuing operations	13,244	595	(3,916)	9,923
Less: net loss attributable to non-controlling interests, net of tax	139	—	—	139
Net income (loss)	$13,383	$595	$(3,916)	$10,062
Adjusted EBITDA from continuing operations (1)	$25,479	$2,753	$(2,921)	$25,311
Basic income (loss) per share from continuing operations	$0.12	$-	$(0.03)	$0.09
Basic income per share from discontinued operations	$-	$-	$-	$-
Basic income (loss) per share	$0.12	$-	$(0.03)	$0.09
Diluted income (loss) per share from continuing operations	$0.11	$-	$(0.03)	$0.08
Diluted income per share from discontinued operations	$-	$-	$-	$-
Diluted income (loss) per share	$0.11	$-	$(0.03)	$0.08

	For The Six Months Ended June 30, 2025
	Cannabis	Other	Corporate	Total
Sales	$90,069	$9,510	$—	$99,579
Cost of sales	(53,460)	(9,597)	—	(63,057)
Selling, general and administrative expenses	(23,342)	(1,586)	(5,102)	(30,030)
Other expense (income), net	(709)	3,943	1,593	4,827
(Loss) income before taxes and equity method investment income	12,558	2,270	(3,509)	11,319
Provision for income taxes	(3,282)	(204)	—	(3,486)
Equity method investment income, net of tax	—	—	—	—
Income (loss) from continuing operations	9,276	2,066	(3,509)	7,833
Income from discontinued operations net of tax	—	11,291	—	11,291
Income (loss) including non-controlling interests	9,276	13,357	(3,509)	19,124
Less: net loss attributable to non-controlling interests, net of tax	670	—	—	670
Net income (loss)	$9,946	$13,357	$(3,509)	$19,794
Adjusted EBITDA from continuing operations (1)	$20,012	$5,404	$(4,856)	$20,560
Basic (loss) income per share from continuing operations	$0.09	$0.02	$(0.03)	$0.08
Basic loss per share from discontinued operations	$-	$0.10	$-	$0.10
Basic (loss) income per share	$0.09	$0.12	$(0.03)	$0.18
Diluted (loss) income per share from continuing operations	$0.09	$0.02	$(0.03)	$0.08
Diluted loss per share from discontinued operations	$-	$0.10	$-	$0.10
Diluted (loss) income per share	$0.09	$0.12	$(0.03)	$0.18
(1)
Adjusted EBITDA from continuing operations is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA from continuing operations presented for these segments may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA from continuing operations is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect the underlying business performance of the Company. For a reconciliation of Adjusted EBITDA from continuing operations to net income (the most comparable measure under GAAP), see “Reconciliation of Adjusted EBITDA from Continuing Operations to Net Income (Loss)” below.

Reconciliation of Adjusted EBITDA from Continuing Operations to Net Income (Loss)

The following tables reflect a reconciliation of Adjusted EBITDA from continuing operations to net income (loss) from continuing operations, as presented by the Company:

	For The Three Months Ended June 30, 2026
(in thousands of U.S. dollars)	Cannabis	Other	Corporate	Total
Net income (loss) from continuing operations	$8,603	$1,734	$(3,192)	$7,144
Add:
Amortization and depreciation	3,483	777	19	4,279
Foreign currency exchange (gain) loss	(60)	43	406	389
Interest expense (income), net	35	207	(108)	134
Provision for income taxes	3,216	46	—	3,262
Share-based compensation	56	—	237	293
Deferred financing fees	67	—	—	67
Loss on disposal of assets	—	(31)	—	(31)
Adjustments attributable to non-controlling interest	(127)	—	—	(127)
Adjusted EBITDA from continuing operations (1)	15,273	2,776	(2,638)	15,411

	For The Three Months Ended June 30, 2025
(in thousands of U.S. dollars)	Cannabis	Other	Corporate	Total
Net income (loss) from continuing operations	$7,098	$4,495	$(1,390)	$10,203
Add:
Amortization and depreciation	3,117	1,913	38	5,068
Foreign currency exchange gain	(84)	(130)	(1,529)	(1,743)
Interest expense (income), net	316	414	(25)	705
Provision for (recovery of) income taxes	2,387	135	(19)	2,503
Share-based compensation	37	6	80	123
Deferred financing fee	47	—	—	47
Other impairments	217	—	—
Adjustments attributable to non-controlling interest	(12)	—	—	(12)
Adjusted EBITDA from continuing operations (1)	13,123	6,833	(2,845)	17,111

	For The Six Months Ended June 30, 2026
(in thousands of U.S. dollars)	Cannabis	Other	Corporate	Total
Net income (loss) from continuing operations	$13,383	$595	$(3,916)	$10,062
Add:	—	—	—	—
Amortization and depreciation	6,985	1,554	43	8,582
Foreign currency exchange loss	15	123	799	937
Interest expense (income), net	64	383	(388)	59
Provision for income taxes	4,801	129	—	4,930
Share-based compensation	128	—	541	669
Deferred financing fees	139	—	—	139
Loss (gain) on disposal of assets	118	(31)	—	87
Adjustments attributable to non-controlling interest	(154)	—	—	(154)
Adjusted EBITDA from continuing operations (1)	25,479	2,753	(2,921)	25,311

	For The Six Months Ended June 30, 2025
(in thousands of U.S. dollars)	Cannabis	Other	Corporate	Total
Net income (loss) from continuing operations	$9,946	$2,066	$(3,509)	$8,503
Add:	—	—	—	—
Amortization and depreciation	6,055	2,273	82	8,410
Foreign currency exchange (gain) loss	(135)	(82)	(1,544)	(1,761)
Interest expense (income), net	457	924	(49)	1,332
Provision for income taxes	3,282	204	—	3,486
Share-based compensation	85	19	164	268
Other Impairments	47	—	—	47
Goodwill and intangible impairments (1)	217	—	—	217
Adjustments attributable to non-controlling interest	58	—	—	58
Adjusted EBITDA from continuing operations (1)	20,012	5,404	(4,856)	20,560
(1)
Adjusted EBITDA from continuing operations is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA from continuing operations presented for these segments may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA from continuing operations is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect the underlying business performance of the Company.

This press release is intended to be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, which will be filed with the Securities and Exchange Commission and will be available at www.sec.gov, and will also be filed in Canada on SEDAR+ (www.sedarplus.ca). In addition, quarterly financial reports can be found on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section.

Cautionary Statement Regarding Forward-Looking Information

As used in this Press Release, the terms “Village Farms”, “Village Farms International”, the “Company”, “we”, “us”, “our” and similar references refer to Village Farms International, Inc. and our consolidated subsidiaries, and the term “Common Shares” refers to our common shares, no par value. Our financial information is presented in U.S. dollars and all references in this Press Release to “$” means U.S. dollars and all references to “C$” means Canadian dollars.

This Press Release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to the safe harbor created by those sections. This Press Release also contains "forward-looking information" within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively as "forward-looking statements". Forward-looking statements may relate to the Company's future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, tariffs, taxes, plans and objectives of or involving the Company. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable or produce industry, the cannabis industry and market and our energy segment are forward-looking statements. In some cases, forward-looking information can be identified by such terms as "can", "outlook", "may", "might", "will", "could", "should", "would", "occur", "expect", "plan", "anticipate", "believe", "intend", "try", "estimate", "predict", "potential", "continue", "likely", "schedule", "objectives", “position” or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this Press Release are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Pure Sunfarms, Corp. (“Pure Sunfarms”), Rose LifeScience Inc. (“Rose” or “Rose LifeScience”), Balanced Health Botanicals, LLC (“Balanced Health”), and Village Farms International B.V. (“VF International”); the limited operational history of the Delta RNG Project in our energy segment and VF International; the legal status of the cannabis business of Pure Sunfarms, Rose and VF International and the hemp business of Balanced Health and uncertainty regarding the legality and regulatory status of cannabis and cannabinoid (CBD) products in the United States; risks relating to the implementation and enforcement of the Continuing Appropriations, Agriculture, Legislative Branch, Military Construction and Veterans Affairs, and Extension Act, 2026 which mat materially and adversely affect our CBD business in the United States; risks relating to the operation of our collaboration with Verdexa Holdings; risks relating to obtaining additional financing on acceptable terms, including our dependence upon credit facilities and dilutive transactions; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; our market position and competitive position; our ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada as well as exports; risks related to the start-up of international production at our Netherlands operations under VF International; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses required under the Cannabis Act (Canada), the Criminal Code and other Acts, S.C. 2018, C. 16 (Canada) for our Canadian operational facilities, and changes in our regulatory requirements; legal and operational risks relating to expected conversion of our greenhouses to cannabis production in Canada and in the United States; risks related to rules and regulations at the U.S. Federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade and the potential for tariffs and other trade restrictions; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; elevated interest rates; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this Press Release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company's control, which may cause the Company's or the industry's actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company's filings with securities regulators, including this Press Release and the Company’s most recently filed annual report on Form 10-K and quarterly report on Form 10-Q.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this Press Release relate only to events or information as of the date on which the statements are made in this Press Release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Village Farms International, Inc.

Condensed Consolidated Statements of Financial Position

(In thousands of United States dollars, except share data)

(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$72,931	$81,189
Restricted cash	—	5,063
Trade receivables, net	32,406	23,151
Inventories, net	46,669	41,519
Other receivables	1,397	324
Prepaid expenses and deposits	6,923	3,191
Total current assets	160,326	154,437
Non-current assets
Property, plant and equipment, net	190,058	185,712
Investments	6,276	6,276
Goodwill	42,775	44,365
Intangibles, net	21,137	23,647
Deferred tax asset	564	694
Right-of-use assets	5,388	4,066
Other assets	1,943	3,899
Total assets	$428,467	$423,096
LIABILITIES
Current liabilities
Trade payables	$17,587	$15,747
Current maturities of long-term debt	5,249	4,885
Accrued sales taxes	7,068	8,695
Accrued liabilities	16,699	13,960
Lease liabilities - current	1,169	1,198
Income tax payable	—	12,151
Other current liabilities	2,836	1,950
Total current liabilities	50,608	58,586
Non-current liabilities
Long-term debt	34,713	28,769
Deferred tax liability	17,329	18,494
Lease liabilities - non-current	5,058	3,855
Other non-current liabilities	2,111	3,330
Total liabilities	109,819	113,034
MEZZANINE EQUITY
Redeemable non-controlling interest	6,447	10,164
SHAREHOLDERS’ EQUITY
Common shares, no par value per share - unlimited shares authorized; 121,844,464 shares issued and outstanding at June 30, 2026 and 115,722,312 common shares issued and outstanding at December 31, 2025.	407,031	392,380
Additional paid in capital	24,931	29,374
Accumulated other comprehensive loss	(17,248)	(9,281)
Retained earnings	(102,513)	(112,575)
Total shareholders’ equity	312,201	299,898
Total liabilities, mezzanine equity and shareholders’ equity	$428,467	$423,096

Village Farms International, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands of United States dollars, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Sales	$63,977	$59,899	$114,215	$99,579
Cost of sales	(34,004)	(37,557)	(63,256)	(63,057)
Gross profit	29,973	22,342	50,959	36,522
Selling, general and administrative expenses	(18,811)	(15,411)	(34,753)	(30,030)
Interest expense	(477)	(814)	(1,000)	(1,516)
Interest income	343	109	951	184
Foreign exchange (loss) gain	(597)	1,792	(1,145)	1,708
Other income (loss)	24	4,430	(159)	4,451
Income before taxes and equity method investment income	10,455	12,448	14,853	11,319
Provision for income taxes	(3,262)	(2,503)	(4,930)	(3,486)
Equity method investment income, net of tax	—	—	—	—
Income from continuing operations	7,193	9,945	9,923	7,833
Income from discontinued operations, net of tax	—	16,294	—	11,291
Income including non-controlling interests	7,193	26,239	9,923	19,124
Less: net (income) loss attributable to non-controlling interests, net of tax	(48)	258	139	670
Net income attributable to Village Farms International, Inc. shareholders	$7,145	$26,497	$10,062	$19,794
Basic income per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.06	$0.09	$0.09	$0.08
Discontinued operations	-	0.15	-	0.10
Basic income per share attributable to Village Farms International, Inc. shareholders	$0.06	$0.24	$0.09	$0.18
Diluted income per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.06	$0.10	$0.08	$0.08
Discontinued operations	-	0.14	-	0.10
Diluted income per share attributable to Village Farms International, Inc. shareholders	$0.06	$0.24	$0.08	$0.18
Weighted average number of common shares used in the computation of net income (loss) per share (in thousands):
Basic	116,192	112,347	115,728	112,342
Diluted	124,721	112,736	125,824	112,607
Income including non-controlling interests	$7,193	$26,239	$9,923	$19,124
Other comprehensive income (loss):
Foreign currency translation adjustment	(4,665)	9,870	(8,196)	10,835
Comprehensive loss including non-controlling interests	2,528	36,109	1,727	29,959
Comprehensive loss (income) attributable to non-controlling interests	72	(239)	418	100
Comprehensive income attributable to Village Farms International, Inc. shareholders	$2,600	$35,870	$2,145	$30,059

Village Farms International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands of United States dollars)

(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows provided by (used in) operating activities:
Income from continuing operations including non-controlling interests	$9,923	$7,833
Adjustments to reconcile net income attributable to Village Farms International, Inc. shareholders to net cash used in operating activities of continuing operations:
Depreciation and amortization	8,582	8,410
Amortization of deferred charges	139	47
Interest expense	1,000	1,516
Interest paid on long-term debt	(757)	(1,613)
Unrealized foreign exchange loss (gain)	217	(87)
Loss on disposal of assets	87	—
Non-cash lease expense	491	619
Share-based compensation	669	268
Deferred income taxes	200	(935)
Changes in non-cash working capital items	(28,435)	6,207
Net cash (used in) provided by operating activities from continuing operations	(7,884)	22,265
Cash flows used in investing activities:
Purchases of property, plant and equipment	(15,462)	(5,289)
Net cash used in investing activities from continuing operations	(15,462)	(5,289)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of common shares	15,000	—
Issuance costs	(958)	—
Proceeds from borrowings	8,952	—
Repayments on borrowings	(2,387)	(4,554)
Share repurchases	(6,787)	—
Acquisition of redeemable non-controlling interest	(1,280)
Proceeds from exercise of warrants and options	182	—
Other financing activities	(182)	(432)
Net cash provided by (used in) financing activities from continuing operations	12,540	(4,986)
Discontinued Operations
Net cash (used in) provided by operating activities from discontinued operations	—	(6,818)
Net cash (used in) provided by investing activities from discontinued operations	—	38,710
Net cash (used in) provided by financing activities from discontinued operations	—	(4,000)
Net cash flows provided by discontinued operations	—	27,892
Effect of exchange rate changes on cash and cash equivalents	(2,515)	475
Net (decrease) increase in cash, cash equivalents and restricted cash	(13,321)	40,357
Cash, cash equivalents and restricted cash, beginning of period	86,252	24,631
Cash, cash equivalents and restricted cash, end of period	$72,931	$64,988